UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2019

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2019, upon the recommendation of the Nominating and Governance Committee of Dril-Quip, Inc. (the “Company”), the Board of Directors of the Company appointed Amy B. Schwetz as a director. Ms. Schwetz will serve as a Class III director of the Company until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2021, or until her successor is duly elected and qualified. Ms. Schwetz will serve on the Audit Committee, the Nominating and Governance Committee and the Compensation Committee of the Board of Directors of the Company.

Ms. Schwetz, age 45, has served as Executive Vice President and Chief Financial Officer of Peabody Energy Corporation, a publicly traded global coal company based in St. Louis, Missouri, since July 2015. From 2005 to June 2015, she served in various financial management positions at Peabody Energy Corporation internationally and in the United States, including as Senior Vice President of Finance and Administration – Australia, Senior Vice President of Finance and Administration – Americas, Vice President of Investor Relations and Vice President of Capital and Financial Planning. From 1997 to 2005, she was employed by Ernst & Young LLP, an international accounting firm, in its audit practice. Ms. Schwetz holds a Bachelor of Science degree in Accounting from Indiana University.

There are no arrangements or understandings between Ms. Schwetz and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Ms. Schwetz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Schwetz will be compensated for her service on the Board of Directors under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2019 annual meeting of stockholders.

On September 24, 2019, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Schwetz pursuant to which the Company agrees to indemnify her to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that she is or was a director of the Company or is or was serving in another position at the request of the Company. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President — General Counsel and Secretary

Date: September 26, 2019